Delek US Holdings Reports Record Net Income for Third Quarter 2012

Company increases regular quarterly dividend from $0.0375 to $0.10 per share

BRENTWOOD, Tenn., November 7, 2012 (BUSINESS WIRE) - Delek US Holdings, Inc. (NYSE: DK), a diversified energy company with assets in the petroleum refining, marketing and retail industries, today announced financial results for the third quarter 2012.

For the three months ended September 30, 2012, Delek US reported record net income of $100.3 million, or $1.67 per diluted share, versus net income of $85.3 million, or $1.46 per diluted share in the third quarter 2011.

Delek US announced today that its Board of Directors declared a regular quarterly dividend of $0.10 per share. This is an increase from the previous regular quarterly dividend of $0.0375 per share. Shareholders of record on November 27, 2012 will receive this cash dividend payable on December 18, 2012.

Uzi Yemin, President and Chief Executive Officer of Delek US Holdings, remarked: “We continued to perform exceptionally well during the third quarter and delivered record consolidated net income. Our operations continued to benefit from elevated Gulf Coast refined product margins and solid demand for our products. Utilizing our feedstock flexibility at El Dorado, we processed approximately 11,600 barrels per day of rail supplied crude and increased locally sourced crude. This flexibility limited the impact of the continued suspension of crude oil deliveries from a supplier's pipeline, resulting in solid performance at El Dorado. At our Tyler refinery we processed slightly more than 60,000 barrels per day of crude, fully utilizing the refinery's capacity. ”

Results during the third quarter benefited from a benchmark Gulf Coast 5-3-2 crack spread that averaged $29.96 per barrel during the third quarter 2012. This was similar to third quarter 2011 and an improvement from $25.42 during the second quarter 2012.

As of September 30, 2012, Delek US had a cash balance of $317.8 million and total debt of $372.6 million. This resulted in net debt of $54.8 million, which is a significant decline compared to $205.4 million at the end of last year's third quarter. Part of the debt reduction this quarter included the repayment of the remaining $38.5 million of debt that was owed to an affiliate of Delek Group, Ltd. from cash on hand, which is expected to reduce interest cost by approximately $1.0 million per quarter moving forward.

On November 7, 2012, Delek Logistics Partners, LP (NYSE: DKL) completed its initial public offering. Through this transaction, Delek Logistics Partners, LP sold 9.2 million common units and received $176.2 million of proceeds net of estimated transaction costs from offering 37.6 percent of the limited partner interest in the partnership to the public. This includes underwriters fully exercising their option to purchase 1.2 million additional common units. Delek US, through certain affiliates, will own a two percent general partner interest and the remaining limited partner interest in Delek Logistics Partners, LP.

Yemin concluded, “During the third quarter, we executed on our strategic initiatives, improved our financial position and returned value to our shareholders. Strong cash flow generation allowed us to reduce net debt again and declare our fourth special dividend in the last twelve months. We are also pleased to have successfully completed the initial public offering of Delek Logistics, which priced at the high end of its range. Following this transaction, our financial position has been further enhanced and our Board of Directors decided to increase our ongoing regular quarterly dividend by over 160 percent to $0.10 per share. Finally, we remain focused on strategic steps to improve our crude and feedstock flexibility as we expand our rail capability at El Dorado and increase access to WTI-linked crude in our refining system. In early 2013, this will allow us to benefit from our refineries' connectivity to increasing supplies of WTI Midland sourced crude oil that is trading today at more than $6 per barrel below WTI at Cushing. We remain positive about our future and look forward to creating additional value for our shareholders.”

Refining Segment

Refining segment contribution margin increased to $189.4 million in the third quarter 2012, versus $164.3 million in third quarter 2011. By utilizing its crude sourcing flexibility, the El Dorado refinery reported a significant improvement in contribution margin to $94.0 million, compared to $64.4 million in the third quarter 2011.

The year-over-year improvement in segment contribution margin was attributable to increased margins at our El Dorado refinery and higher utilization rates at our Tyler refinery. In addition, we continued to benefit from our access to cost-advantaged domestic crude sources, such as Midland sweet crude, which traded on average $3.70 per barrel below the WTI Cushing benchmark during the third quarter of 2012.

Tyler, Texas Refinery

Total throughputs at the Tyler refinery were 60,589 barrels per day in the third quarter 2012, versus 59,812 barrels per day in the third quarter 2011. Total sales volumes were 62,467 barrels per day in the third quarter 2012, compared to 59,920 barrels per day in the third quarter 2011.

Direct operating expense was $30.9 million, or $5.37 per barrel sold, in the third quarter 2012, versus $29.4 million, or $5.33 per barrel sold, in the third quarter 2011.

Tyler's refining margin, excluding intercompany product marketing fees, was $22.47 per barrel sold in the third quarter 2012, compared to $24.14 per barrel sold for the same quarter last year. This decrease is primarily attributed to higher crude oil prices compared to third quarter 2011.

El Dorado, Arkansas Refinery

Total throughputs at the El Dorado refinery were 69,757 barrels per day in the third quarter 2012 compared to 86,066 barrels per day in the third quarter 2011. Total sales volumes were 84,168 barrels per day, including 14,678 barrels per day of finished product buy/sell activities. This compares to 82,317 barrels per day of total sales volume in the third quarter 2011.

Delek operated the refinery at 62,592 barrels per day of crude throughput during the quarter despite the continued suspension of crude oil deliveries from a supplier's pipeline, which has caused reduced throughput rates since May 1, 2012. The Company was able maintain this throughput level by using a combination of processing approximately 4,100 barrels per day of intermediate products from Tyler, and processing 11,550 barrels per day of crude supplied by rail.

Direct operating expense was $30.1 million, or $3.89 per barrel sold, in the third quarter 2012, compared to $32.3 million, or $4.27 per barrel sold, during the third quarter of 2011. Adjusting third quarter 2012 sales volumes for the finished product buy/sell activity, direct operating expense was $4.71 per barrel.

El Dorado refining margin was $19.41 per barrel sold, excluding finished product buy/sell activity, in the third quarter 2012, which is a significant improvement from $12.77 per barrel sold during the third quarter of 2011. Compared to third quarter 2011, our average crude oil price differential to WTI in El Dorado decreased because the lower operating rate reduced the amount of more expensive Gulf Coast crude purchases. This resulted in a crude supply that consisted of approximately 14% of Gulf Coast sourced crude. This change in crude supply, combined with a product slate that included a higher percentage of light products, were the primary drivers in margin improvement from third quarter 2011.

Retail Segment

Retail segment contribution margin decreased to $11.0 million in the third quarter 2012, versus $15.6 million in the third quarter 2011. A steady increase in wholesale fuel price, which benefited our refining segment, resulted in a lower fuel margin compared to the year ago period. This decline in fuel margin was partially offset by lower operating expenses and a slight increase in merchandising margin compared to third quarter 2011. Fuel margin was 13.9 cents per gallon in third quarter 2012, compared to 18.8 cents per gallon in third quarter 2011.

At the conclusion of the third quarter 2012, the retail segment operated 372 locations, versus 384 locations at the end of the third quarter 2011.

Marketing Segment

Marketing segment contribution margin improved to $9.7 million in the third quarter 2012, versus $6.8 million in the third quarter 2011. The improved results were supported by an increase in total sales volumes of 3.6 percent, to 16,715 barrels per day.

Third Quarter 2012 Results | Conference Call Information

The Company will hold a conference call to discuss its third quarter 2012 results on November 8, 2012 at 10:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live over the Internet by going to www.DelekUS.com and clicking on the Investor Relations tab, at least 15 minutes early to register, download and install any necessary software. For those who cannot listen to the live broadcast, a telephonic replay will be available through February 7, 2013 by dialing (855) 859-2056, passcode 35354399. An archived version of the replay will also be available at www.DelekUS.com for 90 days.

About Delek US Holdings, Inc.

Delek US Holdings, Inc. is an integrated downstream energy business focused on petroleum refining, the wholesale distribution of refined products and convenience store retailing. The refining segment consists of refineries operated in Tyler, Texas and El Dorado, Arkansas with a combined nameplate production capacity of 140,000 barrels per day. The marketing and supply segment markets refined products through a series of owned and third-party product terminals and pipelines. The retail segment supplies fuels and merchandise through a network of approximately 372 company-operated convenience store locations operated under the MAPCO Express®, MAPCO Mart®, East Coast®, Fast Food and Fuel™, Favorite Markets®, Delta Express® and Discount Food Mart™ brand names.

Safe Harbor Provisions Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning our current estimates, expectations and projections about our future results, performance, prospects and opportunities and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws.

Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include but are not limited to: risks and uncertainties with the respect to the quantities and costs of crude oil, the costs to acquire feedstocks and the price of the refined petroleum products we ultimately sell; management's ability to execute its strategy through acquisitions and transactional risks in acquisitions; our competitive position and the effects of competition; the projected growth of the industry in which we operate; changes in the scope, costs, and/or timing of capital projects; losses from derivative instruments; general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States; potential conflicts of interest between our majority stockholder and other stockholders; and other risks contained in our filings with the United States Securities and Exchange Commission.

Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by which such performance or results will be achieved. Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Delek US undertakes no obligation to update or revise any such forward-looking statements.

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	September 30, 2012	December 31, 2011
	(In millions, except share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$317.8	$225.9
Accounts receivable	284.9	277.1
Inventory	423.7	508.0
Other current assets	35.3	39.6
Total current assets	1,061.7	1,050.6
Property, plant and equipment:
Property, plant and equipment	1,415.6	1,317.3
Less: accumulated depreciation	(316.5)	(263.5)
Property, plant and equipment, net	1,099.1	1,053.8
Goodwill	69.7	69.7
Other intangibles, net	14.3	17.5
Other non-current assets	34.7	39.0
Total assets	$2,279.5	$2,230.6
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$525.2	$521.1
Current portion of long-term debt and capital lease obligations	52.6	68.2
Current portion of notes payable to related party	—	6.0
Obligation under Supply and Offtake Agreement	183.6	298.6
Accrued expenses and other current liabilities	107.7	100.8
Total current liabilities	869.1	994.7
Non-current liabilities:
Long-term debt and capital lease obligations, net of current portion	320.0	297.9
Notes payable to related party	—	60.5
Environmental liabilities, net of current portion	10.1	9.7
Asset retirement obligations	8.2	7.9
Deferred tax liabilities	188.4	168.1
Other non-current liabilities	31.3	38.2
Total non-current liabilities	558.0	582.3
Shareholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 59,491,002 shares and 58,036,427 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	0.6	0.6
Additional paid-in capital	364.0	356.9
Accumulated other comprehensive income	(2.9)	1.8
Retained earnings	490.7	294.1
Non-controlling interest in subsidiaries	—	0.2
Total shareholders’ equity	852.4	653.6
Total liabilities and shareholders’ equity	$2,279.5	$2,230.6

Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
		(Revised)		(Revised)
	(In millions, except share and per share data)
Net sales	$2,237.6	$2,205.0	$6,542.2	$5,197.2
Operating costs and expenses:
Cost of goods sold	1,935.8	1,923.3	5,771.9	4,558.5
Operating expenses	92.8	94.8	267.3	238.2
General and administrative expenses	23.0	18.8	74.7	61.9
Depreciation and amortization	20.6	19.4	61.2	53.3
(Gain) loss on sale of assets	(0.1)	0.6	(0.1)	2.6
Total operating costs and expenses	2,072.1	2,056.9	6,175.0	4,914.5
Operating income	165.5	148.1	367.2	282.7
Interest expense	11.2	16.4	35.9	38.7
Interest income	(0.1)	—	(0.1)	—
Gain on investment in Lion Oil	—	(3.7)	—	(12.9)
Total non-operating expenses	11.1	12.7	35.8	25.8
Income before income taxes	154.4	135.4	331.4	256.9
Income tax expense	54.1	47.0	117.1	87.5
Net income	100.3	88.4	214.3	169.4
Net income attributed to non-controlling interest	—	3.1	—	5.1
Net income attributable to Delek	$100.3	$85.3	$214.3	$164.3
Basic earnings per share	$1.70	$1.47	$3.67	$2.93
Diluted earnings per share	$1.67	$1.46	$3.62	$2.91
Weighted average common shares outstanding:
Basic	58,979,301	57,973,790	58,448,063	56,122,544
Diluted	60,146,933	58,579,804	59,275,861	56,474,636
Dividends declared per common share outstanding	$0.1375	$0.0375	$0.4025	$0.1125

Delek US Holdings, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Nine Months Ended September 30,
	2012	2011
Cash Flow Data
Cash flows provided by operating activities:	$270.9	$24.5
Cash flows used in investing activities:	(107.6)	(126.9)
Cash flows provided by (used in) financing activities:	(71.4)	272.0
Net increase in cash and cash equivalents	$91.9	$169.6

Delek US Holdings, Inc.
Segment Data
(In millions)
	Three Months Ended September 30, 2012
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany fees and sales)	$1,540.8	$495.5	$201.2	$0.1	$2,237.6
Intercompany fees and sales	32.0	—	65.9	(97.9)	—
Operating costs and expenses:
Cost of goods sold	1,322.4	450.6	255.3	(92.5)	1,935.8
Operating expenses	61.0	33.9	2.1	(4.2)	92.8
Segment contribution margin	$189.4	$11.0	$9.7	$(1.1)	209.0
General and administrative expenses					23.0
Depreciation and amortization					20.6
Gain on sale of assets					(0.1)
Operating income					$165.5
Total assets	$1,602.5	$420.8	$188.4	$67.8	$2,279.5
Capital spending (excluding business combinations)	$15.7	$6.4	$0.2	$7.5	$29.8

	Three Months Ended September 30, 2011
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
	(Revised)
Net sales (excluding intercompany fees and sales)	$1,516.4	$499.4	$188.7	$0.5	$2,205.0
Intercompany fees and sales	18.0	—	6.3	(24.3)	—
Operating costs and expenses:
Cost of goods sold	1,308.4	449.2	187.2	(21.5)	1,923.3
Operating expenses	61.7	34.6	1.0	(2.5)	94.8
Segment contribution margin	$164.3	$15.6	$6.8	$0.2	186.9
General and administrative expenses					18.8
Depreciation and amortization					19.4
Loss on sale of assets					0.6
Operating income					$148.1
Total assets	$1,476.7	$405.1	$72.9	$59.5	$2,014.2
Capital spending (excluding business combinations)	$12.1	$10.1	$0.1	$2.2	$24.5

	Nine Months Ended September 30, 2012
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
Net sales (excluding intercompany fees and sales)	$4,533.9	$1,427.3	$581.8	$(0.8)	$6,542.2
Intercompany fees and sales	116.8	—	179.3	(296.1)	—
Operating costs and expenses:
Cost of goods sold	4,036.9	1,294.8	729.8	(289.6)	5,771.9
Operating expenses	175.2	96.0	6.0	(9.9)	267.3
Segment contribution margin	$438.6	$36.5	$25.3	$2.6	503.0
General and administrative expenses					74.7
Depreciation and amortization					61.2
Gain on sale of assets					(0.1)
Operating income					$367.2
Capital spending (excluding business combinations)	$49.7	$17.6	$0.6	$12.3	$80.2

	Nine Months Ended September 30, 2011
	Refining	Retail	Marketing	Corporate, Other and Eliminations	Consolidated
	(Revised)
Net sales (excluding intercompany fees and sales)	$3,253.0	$1,410.5	$533.2	$0.5	$5,197.2
Intercompany fees and sales	28.4	—	16.7	(45.1)	—
Operating costs and expenses:
Cost of goods sold	2,799.8	1,272.3	526.2	(39.8)	4,558.5
Operating expenses	140.7	101.5	3.5	(7.5)	238.2
Segment contribution margin	$340.9	$36.7	$20.2	$2.7	400.5
General and administrative expenses					61.9
Depreciation and amortization					53.3
Loss on sale of assets					2.6
Operating income					$282.7
Capital spending (excluding business combinations)	$21.1	$26.3	$0.1	$2.6	$50.1

Refining Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Tyler Refinery
Days operated in period	92	92	274	273
Total sales volume (average barrels per day)(1)	62,467	59,920	59,329	59,446
Products manufactured (average barrels per day):
Gasoline	32,444	30,802	31,202	31,483
Diesel/Jet	22,849	22,798	21,538	22,360
Petrochemicals, LPG, NGLs	2,868	2,704	2,422	2,270
Other	2,007	2,525	1,980	2,458
Total production	60,168	58,829	57,142	58,571
Throughput (average barrels per day):
Crude oil	60,092	57,625	55,246	55,767
Other feedstocks	497	2,187	2,379	3,674
Total throughput	60,589	59,812	57,625	59,441
Per barrel of sales:
Tyler refining margin	$21.98	$23.47	$20.60	$20.12
Tyler refining margin excluding intercompany marketing service fee	$22.47	$24.14	$21.17	$20.68
Direct operating expenses	$5.37	$5.33	$5.62	$5.51

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
		(Revised)		(Revised)
El Dorado Refinery
Days operated in period	92	92	274	155
Total sales volume (average barrels per day)(1)	84,168	82,317	84,145	76,426
Products manufactured (average barrels per day):
Gasoline	30,514	34,115	31,849	31,561
Diesel	27,484	28,001	27,832	26,151
Petrochemicals, LPG, NGLs	1,198	1,348	1,303	1,315
Asphalt	8,489	18,095	9,483	15,517
Other	(589)	3,706	928	3,224
Total production	67,096	85,265	71,395	77,768
Throughput (average barrels per day):
Crude oil	62,592	79,761	66,106	72,283
Other feedstocks	7,165	6,305	6,755	6,338
Total throughput	69,757	86,066	72,861	78,621
Per barrel of sales:
El Dorado refining margin	$16.03	$12.77	$12.10	$13.11
Direct operating expenses	$3.89	$4.27	$3.64	$4.34
Pricing statistics (average for the period presented):
WTI — Cushing crude oil (per barrel)	$92.29	$89.59	$96.21	$95.45
Mars crude oil (per barrel)(2)	$104.37	$109.45	$107.91	$110.67
US Gulf Coast 5-3-2 crack spread (per barrel)	$29.96	$30.80	$26.43	$23.87
US Gulf Coast Unleaded Gasoline (per gallon)	$2.87	$2.81	$2.87	$2.80
Ultra low sulfur diesel (per gallon)	$3.07	$3.01	$3.06	$2.97
Natural gas (per MMBTU)	$2.88	$4.12	$2.54	$4.22

Marketing Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Days operated in period	92	92	274	273
Products sold (average barrels per day): (1)
Gasoline	7,055	7,385	7,089	6,704
Diesel	9,612	8,711	9,105	8,796
Other	48	43	63	45
Total sales	16,715	16,139	16,257	15,545

Retail Segment

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Number of stores (end of period)	372	384	372	384
Average number of stores	373	389	374	398
Retail fuel sales (thousands of gallons)	106,379	106,518	303,496	305,949
Average retail gallons per average number of stores (in thousands)	285	274	811	769
Retail fuel margin ($ per gallon)	$0.139	$0.188	$0.148	$0.167
Merchandise sales (in thousands)	$100,020	$100,639	$287,777	$284,065
Merchandise sales per average number of stores (in thousands)	$268	$259	$769	$714
Merchandise margin %	28.6%	29.0%	29.2%	30.0%
Credit expense (% of gross margin)	12.1%	11.4%	11.7%	11.6%
Operating expense/merchandise sales plus total gallons	15.8%	16.1%	15.6%	16.6%
Change in same-store fuel gallons sold	(0.8)%	3.2%	0.8%	—%
Change in same-store merchandise sales	0.5%	2.4%	4.0%	2.3%

(1)
Sales volume includes 2,674 bpd and 3,238 bpd sold to the marketing and retail segments during the three and nine months ended September 30, 2012 and 1,678 bpd and 1,640 bpd during the three and nine months ended September 30, 2011, respectively.

(2)	Average for the period April 29, 2011 through June 30, 2011.